Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-248821, 333-230456 and 333-235331) and Form S-8 (No. 333-222783 and 333-234077) of ADT Inc. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
February 25, 2021